UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12

Morgan Stanley Direct Lending Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Morgan Stanley Direct Lending Fund

1585 Broadway

New York, NY 10036

SUPPLEMENT TO PROXY STATEMENT

FOR THE VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated March 18, 2025 (the “Supplement”), amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Morgan Stanley Direct Lending Fund (“we,” “us,” “our” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on January 27, 2025 and made available to the Company’s stockholders in connection with the Company’s Special Meeting of Stockholders (the “Meeting”) that was initially convened virtually on March 7, 2025 and which was adjourned and will be reconvened on March 28, 2025, at 9:30 a.m. Eastern Time at the following website: www.virtualshareholdermeeting.com/MSDLF2025SM. Only holders of record of our common stock at the close of business on January 27, 2025 (the “Record Date”) will be entitled to notice of and to vote at the virtual Meeting. At the close of business on the Record Date, we had 88,499,688 shares of common stock outstanding and entitled to vote at the Meeting. This Supplement is being filed with the SEC and made available to stockholders on or about March 18, 2025.

We are providing this Supplement to update the voting standard for, and effect of abstentions on, the Certificate of Incorporation Amendment Proposal (as defined in the Proxy Statement) in accordance with Section 242(d)(2) of the Delaware General Corporation Law (the “DGCL”). Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by the Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Special Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.

Pursuant to Section 242(d)(2) of the DGCL, the voting standard to amend a Delaware corporation’s certificate of incorporation to increase the number of authorized shares of a class of stock listed on a national securities exchange immediately before and after the amendment is a majority of the votes cast for the amendment by stockholders entitled to vote thereon, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. In light of the provisions of Section 242(d)(2) of the DGCL, which is applicable to the Certificate of Incorporation Amendment Proposal, the section captioned “Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposals” at the top of the second page of the Proxy Statement is amended and restated as follows:

Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposal

The holders of at least one-third of the capital stock issued and outstanding must be present virtually or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. If you have properly voted by proxy online or via telephone or mail and did not subsequently revoke your proxy, you will be considered part of the quorum. We will count “abstain” and “withhold” votes as present for the purpose of establishing a quorum for the transaction of business at the Meeting. If at any time shares are held through brokers, we will count broker non-votes, if any, as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the broker does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters. Stockholders do not have cumulative voting rights or rights of appraisal.

The affirmative vote of the majority of votes cast at the Meeting will determine the outcome of the Certificate of Incorporation Amendment Proposal (meaning the number of shares voted “for” the Certificate of Incorporation Amendment Proposal must exceed the number of shares voted “against” such proposal). Abstentions are not considered votes cast for the foregoing purpose and will have no effect on the will have no effect on the outcome of the Certificate of Incorporation Amendment Proposal. Since stockholders will only vote on the Certificate of Incorporation Amendment Proposal, there will not be any broker non-votes (which occur when a beneficial owner does not instruct its broker, bank or other institution or nominee holding its shares of common stock on its behalf).

The inspector of elections appointed for the Meeting will separately tabulate affirmative and “withhold” votes, “abstain” votes.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE CERTIFICATE OF INCORPORATION AMENDMENT PROPOSAL.